Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Marathon Petroleum Corporation, a Delaware corporation (the “Registrant”), does hereby constitute and appoint each of Gary R. Heminger, Timothy T. Griffith and John J. Quaid, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (i) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of common stock of the Registrant issuable in connection with the Marathon Petroleum Corporation Thrift Plan (or any amendment or restatement thereof), (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute. This Power of Attorney may be executed in multiple counterparts, each of which will be deemed an original with respect to the person executing it.
IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 27th day of July, 2016.

/s/ Gary R. Heminger	/s/ Steven A. Davis
Gary R. Heminger Chairman, President and Chief Executive Officer (principal executive officer)	Steven A. Davis Director

/s/ Timothy T. Griffith	/s/ Donna A. James
Timothy T. Griffith Senior Vice President and Chief Financial Officer (principal financial officer)	Donna A. James Director

/s/ John J. Quaid	/s/ James E. Rohr
John J. Quaid Vice President and Controller (principal accounting officer)	James E. Rohr Director

/s/ Evan Bayh	/s/ Frank M. Semple
Evan Bayh Director	Frank M. Semple Director

/s/ Charles E. Bunch	/s/ John W. Snow
Charles E. Bunch Director	John W. Snow Director

/s/ David A. Daberko	/s/ John P. Surma
David A. Daberko Director	John P. Surma Director